                                                       Draft -- December 4, 1997

                                                                     EXHIBIT 1.1


                               8,000,000 Shares
                                ESG RE LIMITED
                                 Common Shares
                            UNDERWRITING AGREEMENT
                            ----------------------

                               __________, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEUTSCHE MORGAN GRENFELL INC.
CONNING & COMPANY
STEPHENS INC.
  As representatives of the several U.S.
    Underwriters named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette Securities Corporation
       277 Park Avenue
       New York, New York 10172

MORGAN GRENFELL & CO. LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
CONNING & COMPANY
STEPHENS INC.
  As representatives of the several International
    Managers named in Schedule II hereto
  c/o Morgan Grenfell & Co. Limited
       6 Bishopsgate
       London EC2N 4DA, England

Dear Sirs:

          ESG Re Limited, a Bermuda corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 8,000,000 shares of its Common Shares, par value $1.00 per share ("Common Shares") (the "Firm Shares"). It is understood that, subject to the conditions hereinafter stated, __________ Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and _________ Firm Shares (the "International Shares") will be sold to the several International Managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United
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                                       2




States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Morgan Grenfell Inc., Conning & Company and Stephens Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Grenfell & Co. Limited, Donaldson Lufkin & Jenrette International, Conning & Company and Stephens Inc. shall act as representatives (the "International Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters".

          The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,200,000 shares of its Common Shares (the "Additional Shares"), if requested by the Underwriters as provided in
Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

          Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form F-1, including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

          The Company has also entered into Subscription Agreements, each dated November 13, 1997 (the "Institutional Investor Subscription Agreements"), with certain institutional investors (the "Institutional Investors"), pursuant to which the Institutional Investors purchased an aggregate of 2,098,932 Common Shares and Class A Warrants to purchase an aggregate of ______ Common Shares, and Subscription Agreements, each dated November 13, 1997 (the "Sponsor Subscription Agreements", and together with the Institutional Investor Subscription Agreements, the "Subscription Agreements"), with Head & Co. L.L.C. and certain of its affiliates (collectively, the "Sponsors," and together with the Institutional Investors, the "Initial Investors"), pursuant to which the Sponsors purchased an aggregate of 574,867 Common Shares, Class A Warrants to purchase an aggregate of _______ Common Shares, and Class B Warrants to purchase up to 1,148,087 Common Shares, in each case on the Closing Date (as hereinafter defined). The Common Shares purchased by the Initial Investors are hereinafter collectively referred to as the "Initial Investors Shares" and the Class A Warrants and Class B Warrants purchased by the Initial Investors are hereinafter collectively referred to as the "Warrants."

          Each of the existing shareholders (the "Existing Shareholders") of European Specialty Group Holding AG ("ESG Germany") have entered into agreements (the "Formation Agreements"), pursuant to which the Existing Shareholders exchanged all of their interests in ESG Germany for an aggregate of 900,000 Common Shares (the "Formation Shares") prior to the Closing Date (the "Formation").

          Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $20.00 (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I and II hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,200,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The U.S. Representatives shall give any such notice on behalf of the Underwriters and the International Representative shall give any such notice on behalf of the International
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                                       4


Managers, and such notices shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives and the International Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I or II bears to the total number of Firm Shares.

          The Company hereby agrees not to (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares of or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Shares, or such other securities, in cash or otherwise), except (a) to the Underwriters pursuant to this Agreement or
(b) to the Initial Investors pursuant to the Subscription Agreements or upon the exercise of any Initial Investor's Warrants, for a period of one year after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may issue Directors Shares (as defined in the Prospectus) under the Company's 1997 Non-Employee Directors' Stock Plan on the terms and conditions specified in the Prospectus and (ii) the Company may grant options to purchase no more than 2,000,000 Common Shares to employees of the Company or its subsidiaries (or may issue Common Shares upon the exercise thereof) under the Company's 1997 Employee Stock Option Plan. The Company also agrees not to file any registration statement with respect to any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, other than a Registration Statement on Form S-8 for securities issued under the Company's Non-Employee Directors' Stock Plan and the Company's 1997 Employee Stock Option Plan, for a period of one year after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, deliver "lock-up" letters, in form and
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                                       5


substance satisfactory to you, signed by the Chief Executive Officer and Chief Operating Officer of the Company, the Initial Investors and the Existing Shareholders.

          Section 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          Section 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on __________ , 1997 (the "Closing Date") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the U.S. Representatives shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by the U.S. Representatives and the International Representative pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement among the U.S. Representatives, the International Representatives and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

          Section 5. Agreements of the Company. The Company agrees with you:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, when any amendment to the Registration Statement becomes effective, if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to you five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

          (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each

Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

          (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws or the insurance securities laws or regulations of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

          (g) To mail and make generally available to its shareholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Shares or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states or the insurance securities laws or regulations of other regulating authorities or bodies and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (j) To apply the net proceeds from the sale of the Shares, the Initial Investors Shares and the Warrants to be sold hereunder and under the Subscription Agreements substantially in accordance with the description set forth in the Prospectus.

              (k) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, for a period of three years after the date of this Agreement.

              (l) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

              (m) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

              (n) For at least two years after the Closing Date, to (i) file annual reports, quarterly reports and reports with respect to specified events required of a U.S. domestic private issuer on Forms 10-K, 10-Q and 8K and (ii) subject to certain exceptions, comply with the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the rules prescribing the content of the annual reports to shareholders. The audited financial statements contained in such annual reports and unaudited quarterly financial information contained in such quarterly reports shall be prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

              Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

              (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act; if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) will comply in all material respects with the Act; and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

          (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; the Initial Investors Shares and the Formation Shares have been duly authorized and are readily issued, fully paid and non-assessable; the Shares have been duly authorized and, when issued and delivered to the Underwriters, against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, the issuance of such Shares, Initial Investors Shares and Formation Shares are not subject to any preemptive or similar rights. The Warrants have been duly authorized and are validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the maximum number of Common Shares issuable upon exercise of the Warrants has been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered upon exercise in accordance with the terms of the Warrants, such Common Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or its subsidiaries, or any contract, kind relating to the issuance of any capital stock of the Company or its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options, except for the Warrants and options granted under the Directors Plan and the Stock Option Plan as described in the Prospectus. The Initial Investors have purchased the Initial Investor Shares and the Warrants in the amounts and in the terms set forth in the Prospectus, and the formation has occurred.

          (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except for directors' qualifying shares and as set forth in Exhibit A hereto (which subsidiaries, considered in the aggregate, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (i) The issuance, sale and delivery of the Initial Investors Shares, the Formation Shares and the Warrants are exempt from the registration requirements of the Act.

          (j) The forms of certificate for the Shares, the Initial Investor Shares and the Formation Shares conform to the requirements of The Companies Act 1981 (Bermuda).

          (k) There are no currency exchange control laws or withholding taxes of Bermuda or elsewhere that would be applicable to the payment of dividends (i) on the Shares by the Company or (ii) by the subsidiaries of the Company to the Company, except as set forth in the Prospectus.

          (l) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

          (m) The Company has full power and authority to execute and perform its obligations under this Agreement, the Subscription Agreements and the Formation Agreements. The execution and delivery of this Agreement, the Subscription Agreements and the Formation Agreements have been duly authorized by all necessary corporate action of the Company. This Agreement, the Subscription Agreements and the Formation Agreements have been duly executed and delivered by the Company. The Subscription Agreements and the Formation Agreements, when duly executed and delivered by the other parties thereto, will be the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

          (n) The execution, delivery and performance by the Company of, the compliance by the Company with all the provisions of and the consummation of the transactions contemplated by this Agreement, the Subscription Agreements and the Formation Agreements will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except (x) as described in the Prospectus, which have been or will have been obtained prior to the Closing Date, and (y) such as may be required under the securities or Blue Sky laws of the various states or the insurance or securities laws or regulations of other regulating authorities or bodies relating to the issuance and sale of the Shares), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

          (o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

          (p) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, in each case that is applicable to the Company or such subsidiary, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          (q) The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not have a material adverse effect on the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectus.

          (r) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by them, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.


          (s) European Specialty Reinsurance (Bermuda) Ltd. ("ES Bermuda") is in compliance with the requirements of the Bermuda Insurance Act 1978 and any applicable rules and regulations thereunder and has filed all reports, documents, or other information required to be filed thereunder, except where the failure to comply or file would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. European Specialty Ruckversicherungs AG ("ES Germany") is in compliance with the requirements of the German Insurance Supervisory Law and any applicable rules and regulations thereunder and has filed all reports, documents, or other information required to be filed thereunder, except where the failure to comply or file would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its sub sidiaries, taken as a whole. European Specialty Reinsurance (Ireland) Limited ("ES Ireland") is in compliance with the requirements of the Insurance Act of 1989 and any applicable rules and regulations thereunder and has filed all reports, documents, or other information required to be filed thereunder, except where the failure to comply or file would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each of the Company and its subsidiaries is in compliance with all other insurance laws and regulations of the jurisdictions which are applicable to it, except where the failure to comply would not have a material adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and none of the Company or its subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body in Bermuda, Ireland, Germany, the United Kingdom or elsewhere to the effect that the Company or its subsidiaries is not in compliance with any insurance law or regulation.

          (t) ES Bermuda is duly registered as an insurer and is subject to regulation and supervision in Bermuda. ES Germany is duly registered as an insurer and in subject to regulation and supervision in Germany. ES Ireland is duly registered as an insurer and is subject to regulation and supervision in Ireland. Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, all Authorizations of all applicable insurance regulatory agencies or bodies and all Authorizations under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto and each of the Company and its subsidiaries has fulfilled and performed all of the obligations with respect to such Authorizations (including, without limitation, having made all required declarations and filings with all insurance regulatory authorities, commissions, governmental authorities, all self-regulatory organizations and all courts and other tribunals); and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and, except as described in the Prospectus, such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body or any other governmental authority in Bermuda, Ireland, the United Kingdom, Germany or elsewhere to the effect that any additional consent, authorization, approval, order, license, certificate or permit from such authority, commission or body is needed to be obtained by any of the Company or any of its subsidiaries or that such authority, commission or body is considering limiting, suspending or revoking any such consent, authorization, approval, order, license, certificate or permit except, in each case, where the failure to possess any such item or additional item, as the case may be, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

              (u) There are no costs or liabilities associated with any Environmental Law applicable to the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

              (v) Deloitte & Touche LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act, and Deloitte & Touche, Bermuda, are independent public accountants with respect to the Company as required by the Act.

              (w) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

              (x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (y) No subsidiary of the Company is currently prohibited, directly or indirectly, by an insurance regulatory agency or body or otherwise, from paying any dividends to the Company, making any other distribution on such subsidiary's capital stock, repaying to the Company and loans or advances to such subsidiary from the Company or transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in the Prospectus.

              (z) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a materially adverse effect on business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

              (aa) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, affiliates or shareholders of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

              (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

              (cc) The Company is not and, after giving effect to the offering and sale of the Shares, the Initial Investors Shares, the Formation Shares and the Warrants and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (dd) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

              (ee) The Company has not paid or agreed to pay any person any compensation for soliciting another to purchase any Common Shares (except as contemplated by this Agreement or disclosed in the Prospectus).

              (ff) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

              (gg) No receiver or liquidator (or similar person) has been appointed in respect of the Company or any subsidiary of the Company or in respect of any part of the assets of the Company or any subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any subsidiary of the Company or for the protection of the Company or any such subsidiary from its creditors; and the Company has not, and no subsidiary of the Company has, stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

              (hh) None of the Underwriters or any subsequent purchasers of the Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) will be subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

              (ii) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

              Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein and
(ii) with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability or judgment of such Underwriter results solely from the fact that such Underwriter sold Shares to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the Act, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage, liability or judgment of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

              (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

              (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that the counsel selected by the indemnifying party has a conflicting interest because there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than thirty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request, except to the extent that the amount of such fees and expenses is being contested in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

              (d)  To the extent the indemnification provided for in this
Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

              (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              Section 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

              (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

              (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

              (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Company's Chairman of the Board, its President or its Chief Executive Officer and its Chief Financial Officer, in their respective capacities, confirming the matters set forth in Sections 6(ff), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

              (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

              (e) You shall have received on the Closing Date a legal opinion from each of Paul, Weiss, Rifkind, Wharton & Garrison, special U.S. counsel for the Company, Appleby, Spurling & Kempe, Bermuda counsel for the Company, Meyersrenken & Rheingatz, special German counsel for the Company, Matheson Ormsby Prentice, special Irish counsel for the Company, Deloitte & Touche GmbH, special German tax counsel for the Company, each dated the Closing Date, to the effect set forth in Exhibits A, B, C, D and E, respectively.

              The opinions described in Section 8(e) shall be rendered to you at the request of the Company and shall so state therein.

              (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Debevoise & Plimpton, counsel for the Underwriters, on such matters as the Underwriters may reasonably request.

              (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

              (h) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

              (i) The employment agreements between the Company and Wolfgang M. Wand, Steven H. Debrovner and Gerhard Jurk, respectively, shall be in full force and effect on the Closing Date.

              (j) The Shares shall have been duly listed for quotation on the Nasdaq National Market, subject only to official notice of issuance.

              (k) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

              The several obligations of the U.S. Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the applicable Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

              Section 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

              This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your reasonable judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or state authorities in New York, New York, or Bermuda.

              If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I and Schedule II bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm

Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

              Section 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to ESG Re Limited, Skandia International House, 16 Church Street, Hamilton, HM 11, Bermuda and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

              The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

              If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the several Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for all reasonable fees and expenses (including, without limitation, the reasonable fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

              Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

              The Company agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, 1633 Broadway, New York, New York, 10019 as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby which may be instituted in any State or federal court in the Borough of Manhattan, The City of New York, New York, by any Underwriter, or controlling person and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Nothing in this Section 17 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the Company or any of its subsidiaries in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

              This Agreement shall be governed and construed in accordance with the laws of the State of New York.

              This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                           Very truly yours,

                                           ESG RE LIMITED

                                           By:
                                              -------------------------------
                                              Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEUTSCHE MORGAN GRENFELL INC.
CONNING & COMPANY
STEPHENS INC.

Acting severally on behalf of themselves and the several U.S.
  Underwriters named in Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION

      By:
         -----------------------------

MORGAN GRENFELL & CO. LIMITED
DONALDSON, LUFKIN & JENRETTE
  INTERNATIONAL
CONNING & COMPANY
STEPHENS INC.

Acting severally on behalf of themselves and the several
  International Managers named in Schedule II hereto

By:   MORGAN GRENFELL & CO. LIMITED

   By:
      --------------------------------

                                  SCHEDULE I
                                  ----------



U.S. Underwriters                                         Number of Firm Shares
-----------------
                                                            to be Purchased




Donaldson, Lufkin & Jenrette Securities Corporation

Deutsche Morgan


                                G
                                r
                                e
                                n
                                f
                                e
                                l
                                l

                                I
                                n
                                c
                                .


Conning & Company
                                                          ---------------------

Stephens Inc.

                                                     Total

                                  SCHEDULE II
                                  -----------



                                                         -----------------------
International Managers                                    Number of Firm Shares
----------------------
                                                             to be Purchased
Morgan Grenfell & Co. Limited

Donaldson, Lufkin & Jenrette International

Conning & Company

Stephens Inc.

                                                   Total

                                   Exhibit A



                    [List of non-Wholly-owned Subsidiaries]